Exhibit 10.1

AMENDMENT NO. 1 TO

6% SENIOR SECURED CONVERTIBLE DEBENTURE

            THIS AMENDMENT NO. 1 TO THE SENIOR SECURED CONVERTIBLE DEBENTURE (this “Amendment”) is made effective as of the ___ day of ____________, 2015 (the “Effective Date”), by and between Naked Brand Group Inc. (the “Company”) and the holder as identified on the Omnibus Signature page to the Subscription Agreement, as defined herein, (the “Holder” and together with the Company, the “Parties”).

RECITALS

            WHEREAS, the 6% Senior Secured Convertible Debenture (the “Convertible Debenture”) is the convertible debenture referred to in the Subscription Agreement and the Security Agreement (as hereinafter defined), and is entitled to the benefits thereof, is secured as provided in the Security Agreement and is subject to conversion as set forth herein;

            WHEREAS, the Convertible Debenture is one of a series of senior secured convertible debentures of like tenor and ranking (collectively, the “Convertible Debentures”) made by the Company in favor of certain investors and issued, from time to time, all upon terms set forth in that certain Confidential Private Placement Memorandum dated May 2, 2014, as amended and supplemented (collectively, the “Memorandum”), which have been issued by the Company; and

            WHEREAS, pursuant to a Notice to the Holders of the Convertible Debentures dated July 7, 2015, the Company has requested the written consent of the holders of more than fifty percent (50%) of the outstanding principal of the Convertible Debentures (the “Requisite Consent”) in order to amend Sections 3(e) and 6(n)(ii) of the Convertible Debentures in order to effect a change to (i) the automatic conversion provision and (ii) the definition of Permitted Liens; and

            WHEREAS, the Company has received the Requisite Consent in order to amend Sections 3(e) and 6(n)(ii) of the Convertible Debentures.

            NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1.        All capitalized terms used in this Amendment and not otherwise defined shall have the meanings set forth in the Convertible Debenture.

            2.        Section 3(e) of the Convertible Debenture is hereby deleted in its entirety and replaced with the following Section 3(e):

(e) Automatic Conversions. Notwithstanding anything herein to the contrary, the unconverted principal amount of Convertible Debentures, any outstanding accrued and unpaid interest and any unpaid late charges, plus an additional amount of interest equal to six (6) months’ of interest accruing under the terms of this Convertible Debenture, shall automatically convert into Conversion Shares if the Automatic Conversion Conditions have been satisfied. For the purposes of this paragraph, the Automatic Conversion Conditions are: (i) the closing of any equity offering or financing with aggregate gross proceeds to the Company of at least $8,000,000 (the “Gross Proceeds Event”); or (ii) the VWAP of the Company’s common stock exceeds $0.375 (subject to adjustment) per share for more than twenty (20) consecutive Trading Days following the Initial Closing Date. For purposes hereof, the Gross Proceeds Event may arise through one, or any combination or series of transactions, with the gross proceeds to include any proceeds received by the Company from the exercise of warrants currently outstanding as of the date hereof.

            3.               Section (6)(n)(ii) is modified to delete the “and” prior to (d) and add at end of such section insert the following: , and; (e) liens securing the indebtedness described in the definition of Permitted Indebtedness.

            4.               The Convertible Debenture as amended by this Amendment shall remain binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder, its successors and its assigns.

            5.               This Amendment shall be attached to and made a part of the Convertible Debenture. All other terms, provisions and conditions of the Convertible Debenture, as amended hereby, are hereby confirmed, ratified and approved, provided, however, that in the event of any conflict between the terms and conditions of the Convertible Debenture and this Amendment, the terms and conditions of this Amendment shall control.

            6.               This Amendment shall be construed in accordance with the laws of the State of New York.

[Signature Page to follow]

IN WITNESS WHEREOF, the Company has caused itsduly authorized officer to execute this Amendment as of the date first written above.

NAKED BRAND GROUP INC.

By: ___________________
Name:
Title: